Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT: Phil Versten, VP, Marketing and Communications
(847) 549-6002

Z Trim Holdings Announces Departure of CFO, Other Workforce Reductions

MUNDELEIN, IL, January 11, 2008 -- Z Trim Holdings Inc. (AMEX:  ZTM), a manufacturer of innovative fiber-based food ingredients and wellness foods, today announced that it has entered into a Separation and Release Agreement with Alan Orlowsky pursuant to which his employment as Z Trim’s Chief Financial Officer will be terminated as of January 14, 2008.  Z Trim also recently terminated five other employees across multiple departments.

“Our pursuit of a practical and efficient business model requires us to look for opportunities to consolidate and conserve within the operation,” said Steve Cohen, President of Z Trim Holdings, Inc.

Pursuant to the Separation and Release Agreement, Mr. Orlowsky will receive (i) a lump-sum severance payment equal to six weeks salary; and (ii) full vesting for 250,000 stock options not previously vested.  The Separation and Release Agreement contains a mutual release of claims for the term of his employment.

The Board of Directors of Z Trim has appointed General Counsel Brian Chaiken as interim Chief Financial Officer.  Mr. Chaiken, age 36, joined Z Trim in 2006.  Mr. Chaiken possesses a Bachelor’s degree in Accounting from the University of Illinois, and has passed the C.P.A. examination.  He obtained his law degree from DePaul University, and is licensed to practice law in the states of Illinois and Florida.  Mr. Chaiken has been practicing law for over 11 years in various capacities, both for law firms and as in-house counsel.  Before joining Z Trim, Mr. Chaiken was the General Counsel for a telecommunications company, overseeing a staff of ten legal personnel, including six attorneys.

“I am excited by this tremendous opportunity and the outstanding growth potential of this Company,” said Mr. Chaiken.  “We will do everything possible to ensure that we are fiscally responsible -- minimizing our costs and making our dollars go as far they can, in order to maximize shareholder value.”

Z Trim management has commenced a search for a permanent CFO.

USDA-developed Z Trim is a natural non-caloric functional food ingredient that can lower calories from fat up to 80% in foods while maintaining superior taste and mouthfeel. Z Trim provides the texture of fats without the calories and can substantially reduce harmful trans fats, saturated fats, and cholesterol, and contribute to a healthy diet. Z Trim was recognized as the "Most Innovative Ingredient” at the 2006 the Food Ingredients South America's (FISA) International Exhibition for Solution and Technology for the Food Industry conference.

Z Trim is used to reduce fats and maintain moisture for the dairy, bakery, meat and poultry, and sauces and dressings industries, as well as in schools participating in the nation's School Meals Program. It can make meats juicier, baked goods moister, and dips creamier. Z Trim food technology provides a natural solution to global challenges of obesity and associated health problems.

www.ztrim.com

Forward-Looking Statements and Risk Factors
Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Z Trim Holdings to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors which could materially affect such forward-looking statements can be found in our filings with the Securities and Exchange Commission at www.sec.gov, including risk factors relating to our current non-compliance with Amex listing requirements, our history of operating losses, lack thus far of significant market acceptance of our products, the fact that we may dilute existing shareholders through additional stock issuances, and our reliance on our intellectual property.  Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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